UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2010

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 Harbour Heights Parkway, Suite 303
Mukilteo, Washington 98275

(Address of principal executive offices, including zip code)

(425) 493-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01.  Other Events

On June 1, 2010, the Company announced that it has instructed its investment bankers to cease work on identification and pursuit of potential purchasers of the Company or its assets. For the past several months, CombiMatrix has had discussions with parties about a sale of the company or assets of the company.  The Board of Directors has determined that the Company should now focus exclusively on building and growing its diagnostics services business.  One component of that endeavor is the recruitment and hiring of a commercially focused executive who will replace outgoing CEO Dr. Amit Kumar.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated June 1, 2010

Forward-Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: June 1, 2010	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer